CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated October 17, 1995 on Garden State Cablevision L.P., incorporated by reference in Comcast Corporation's Form 10-K for the year ended December 31, 1996, into Comcast Corporation's previously filed Registration Statement File No. 33-41440; File No. 33-63223; File No. 33-54365; File No. 33-25105; File No.
33-56903; File No. 33-40386; File No. 33-46988; File No. 33-57410; File No.
33-50785; File No. 333-06161; File No. 333-08577 and File No. 333-18715.






                                             /s/ Arthur Andersen LLP
Philadelphia, Pa.,
   March 26, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated February 17, 1995 on Comcast International Holdings, Inc. and subsidiaries, incorporated by reference in Comcast Corporation's Form 10-K for the year ended December 31, 1996, into Comcast Corporation's previously filed Registration Statement File No. 33-41440; File No. 33-63223; File No. 33-54365; File No. 33-25105; File No. 33-56903; File No. 33-40386; File No. 33-46988; File
No. 33-57410; File No. 33-50785; File No. 333-06161; File No. 333-08577 and File
No. 333-18715.






                                             /s/ Arthur Andersen LLP
Philadelphia, Pa.,
   March 26, 1997